Contact:	Mark Thomson, CFO (757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Second Quarter Results
Net Income of $6.7 million on Net Sales of $73.2 million

Hampton, VA, November 2, 2011 – Measurement Specialties, Inc. (NASDAQ: MEAS) (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announces results for the three and six months ended September 30, 2011.

The Company reported an increase in consolidated net sales of $8.0 million, or 12%, to $73.2 million for the three months ended September 30, 2011, as compared to the corresponding period of last year.  Excluding sales attributed to the Pressure Systems, Inc. (“PSI”) and Eureka acquisitions of approximately $4.5 million and $1.9 million for the three months ended September 30, 2011 and 2010, respectively, organic sales increased $5.4 million or 9%. For the three months ended September 30, 2011, the Company reported net income of $6.7 million, or $0.42 per diluted share, as compared to net income of $6.8 million, or $0.45 per diluted share, for the same period last year.

The Company reported an increase in consolidated net sales of $24.1 million, or 19%, to $150.4 million for the six months ended September 30, 2011, as compared to the corresponding period of last year.  Excluding sales attributed to the PSI and Eureka acquisitions of approximately $8.5 million and $1.9 million for the six months ended September 30, 2011 and 2010, respectively, organic sales increased $17.4 million or 14%. For the six months ended September 30, 2011, the Company reported net income of $14.7 million, or $0.92 per diluted share, as compared to net income of $12.3 million, or $0.82 per diluted share, for the same period last year.

Frank Guidone, Company CEO commented, “September, typically a strong bookings and sales month for MEAS, was unusually slow, clear evidence that customers were de-stocking.  Given the Company is typically at the second or third tier in the supply chain, inventory repositioning creates demand variability that is often more pronounced for us than our customers.  Our six month book-to-bill ratio dropped to 0.97, driven by lower bookings across most verticals and all regions.  The notable exception was Engine & Vehicle, which has remained quite strong, driven largely by the growth we have enjoyed in the heavy truck market, which we expect to continue through the second half of the fiscal year. Despite the softness in the quarter, we still posted 9% year on year organic growth, and 12% consolidated.”

Guidone continued, “In terms of outlook, signals from the typical global indices we track are mixed, and coupled with cautious feedback from customers, our visibility at this time is limited.  Based on recent bookings, we expect Q3 will be similar to Q2, with recovery from both re-stocking and launch of new programs driving growth in Q4.  We expect full year sales in the range of $313 to $318 million, which assumes $12 to $14 million from recent acquisitions (Celesco, Eureka and Gentech) in the second half.  While the global environment is a bit challenging right now, we are very excited about our recent acquisitions, and believe these deals will help offset softness in the near term, and accelerate sales and earnings once the business environment improves.”

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

On November 2, 2011, the Company filed its Form 10-Q for the three and six months ended September 30, 2011.  Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-Q filed for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Thursday, November 3, 2011 at 11:00 AM Eastern to answer questions regarding the results reported in our Form 10-Q for the three and six months ended September 30, 2011.  US dialers: (877) 407-9210; International dialers (201) 689-8049.  Interested parties may also listen via the Internet at: www.investorcalendar.com.  The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and entering the replay pass code #286 and conference ID# 381759, and on Investorcalendar.com.

About Measurement Specialties:  Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics.  MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors, mechanical resonators and submersible hydrostatic level sensors – to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", " believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.   The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact:  Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	March 31,
(Amounts in thousands)	2011	2011

ASSETS

Current assets:
Cash and cash equivalents	$26,980	$20,860
Accounts receivable trade, net of allowance for doubtful accounts of $725 and $714, respectively	44,581	43,624
Inventories, net	56,495	52,212
Deferred income taxes, net	1,795	3,212
Prepaid expenses and other current assets	5,430	5,514
Other receivables	799	1,222
Assets held for sale	1,829	-
Total current assets	137,909	126,644

Property, plant and equipment, net	48,605	50,303
Goodwill	138,937	115,864
Acquired intangible assets, net	47,726	28,656
Deferred income taxes, net	2,471	2,883
Investment in unconsolidated joint venture	2,810	2,578
Other assets	3,764	2,838
Total assets	$382,222	$329,766

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

	September 30,	March 31,
(Amounts in thousands, except share amounts)	2011	2011

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$105	$171
Current portion of capital lease obligations	42	39
Current portion of promissory notes payable	2,786	2,713
Accounts payable	22,331	21,815
Accrued expenses	6,996	5,441
Accrued compensation	10,230	12,646
Income taxes payable	554	2,491
Deferred income taxes, net	454	444
Other current liabilities	3,276	2,752
Total current liabilities	46,774	48,512

Revolver	76,000	46,000
Long-term debt, net of current portion	20,792	20,901
Capital lease obligations, net of current portion	42	17
Deferred income taxes, net	10,211	3,532
Other liabilities	4,407	1,735
Total liabilities	158,226	120,697

Equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 15,004,592 shares and 14,989,675 shares issued and outstanding	-	-
Additional paid-in capital	94,158	93,608
Retained earnings	115,973	101,309
Accumulated other comprehensive income	13,865	14,152
Total equity	223,996	209,069
Total liabilities and shareholders' equity	$382,222	$329,766

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(Amounts in thousands, except per share amounts)	2011	2010	2011	2010
Net sales	$73,243	$65,166	$150,428	$126,336
Cost of goods sold	43,203	37,429	87,980	72,395
Gross profit	30,040	27,737	62,448	53,941
Selling, general, and administrative expenses	21,816	18,679	43,876	37,312
Operating income	8,224	9,058	18,572	16,629
Interest expense, net	548	884	1,126	1,642
Foreign currency exchange loss (gain)	(378)	277	20	197
Equity income in unconsolidated joint venture	(235)	(142)	(372)	(249)
Other expense	3	107	51	133
Income before income taxes	8,286	7,932	17,747	14,906
Income tax expense	1,630	1,175	3,083	2,561
Net income	$6,656	$6,757	$14,664	$12,345

Earnings per common share - Basic:
Net income - Basic	$0.44	$0.46	$0.97	$0.85
Net income - Diluted	$0.42	$0.45	$0.92	$0.82

Weighted average shares outstanding - Basic	15,093	14,569	15,068	14,561
Weighted average shares outstanding - Diluted	15,910	15,127	15,969	15,112

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended September 30,
(Amounts in thousands)	2011	2010
Cash flows from operating activities:
Net income	$14,664	$12,345

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,101	7,120
Non-cash equity based compensation	2,500	1,257
Deferred income taxes	752	422
Equity income in unconsolidated joint venture	(372)	(254)
Unconsolidated joint venture distributions	582	114
Net change in operating assets and liabilities:
Accounts receivable, trade	939	(5,363)
Inventories	(2,476)	(7,942)
Prepaid expenses, other current assets and other receivables	1,211	(812)
Other assets	(977)	95
Accounts payable	(83)	3,552
Accrued expenses, accrued compensation, other current and other liabilities	(2,656)	2,540
Income taxes payable	(2,052)	(321)
Net cash provided by operating activities	19,133	12,753
Cash flows from investing activities:
Purchases of property and equipment	(4,611)	(4,744)
Proceeds from sale of assets	-	32
Acquisition of business, net of cash acquired, and acquired intangible assets	(36,107)	(25,000)
Net cash used in investing activities	(40,718)	(29,712)
Cash flows from financing activities:
Borrowings from short-term debt and revolver	37,000	62,746
Borrowings from long-term debt	-	20,000
Repayments of short-term debt, revolver, and capital leases	(6,974)	(53,654)
Repayments of long-term debt	(143)	(8,196)
Payment of deferred financing costs	-	(1,499)
Purchase of treasury stock	(6,500)	-
Proceeds from exercise of options and employee stock purchase plan	3,902	450
Excess tax benefit from exercise of stock options	653	-
Net cash provided by (used in) financing activities	27,938	19,847

Net change in cash and cash equivalents	6,353	2,888
Effect of exchange rate changes on cash	(233)	405
Cash, beginning of year	20,860	23,165
Cash, end of period	$26,980	$26,458

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
(In thousands, except percentages)
Income from continuing operations, net of income taxes	$6,656	$6,757	$14,664	$12,345

Add Back:
Interest	548	884	1,126	1,642
Provision for income taxes	1,630	1,175	3,083	2,561
Depreciation and amortization	3,581	3,350	7,101	7,120
Foreign currency exchange loss (gain)	(378)	277	20	197
Non-cash equity based compensation	1,254	567	2,500	1,257
ITAR legal fees and acquisition related professional fees	394	8	467	18
Adjusted EBITDA	$13,685	$13,018	$28,961	$25,140
As % of Net Sales	18.7%	20.0%	19.3%	19.9%

Free Cash Flow
Net cash provided by operating activities from continuing operations	$10,191	$9,331	$19,133	$12,753
Purchases of property and equipment	(2,035)	(3,330)	(4,611)	(4,744)
Free Cash Flow	$8,156	$6,001	$14,522	$8,009

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information.  We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

The financial information accompanying this press release includes the Company’s earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses, or “Adjusted EBITDA” and “Free Cash Flow.”  Adjusted EBITDA and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted EBITDA and Free Cash Flow measures used by other companies.  Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses related to International Traffic in Arms Regulation (ITAR) matters to the Company’s net income from continuing operations and professional fees related to acquisitions.  Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment).  The Company believes that Adjusted EBITDA is important to investors because it provides a financial measure that is more representative of the Company’s cash flow (prior to taking into account the effects of changes in working capital and purchases of property and equipment), excluding non-cash expenses and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period.  Legal expenses relate to the Company’s previously announced investigation into certain export compliance issues.  The Company believes that this measure is important to investors because it more accurately represents the leverage effect of fixed expenses.  The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company.  A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP.   These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures.  Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business.   The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com